# PURCHASE AND SALE AGREEMENT

**Between:**

**American Energy Fields, Inc.**, a Delaware corporation, whose address is 3266 W. Galveston #101, Apache Junction, Arizona 85120, telephone number (480) 288-6530, facsimile number (480) 288-6532 (hereinafter, the "Purchaser"),

-and-

**Absaroka Stone LLC**, a Wyoming limited liability company, whose address is 1945 W Morse Lee St, Evanston, Wyoming 82930 (hereinafter, the "Vendor"),

WHEREAS Seller is the record owner of certain unpatented mining claims set forth in Exhibit A known as the Uinta County (Carnotite) Uranium Prospect (the "Property") located in Uinta County, Wyoming; and

AND WHEREAS the Purchaser wishes to purchase the Property under the following conditions:

NOW THEREFORE, in consideration of the covenants contained herein, Seller and Buyer agree as follows:

1. The Purchaser agrees to pay to the Vendor US $15,000.00 for the Property upon execution of this Purchase and Sale Agreement.

2. Upon payment of all monies as specified in Paragraph 1, the purchase of the Property by the Purchaser shall be completed (the "Closing"), and the Vendor gives and grants to the Purchaser an undivided 100% right, title and interest in and to the Property, subject only to the Royalty (defined below).

3. The Vendor agrees that it will not stake for its own account any additional mining claims within a fifteen (15) mile radius of the Property. Any additional mining claims to be located within the fifteen (15) mile radius of the Property (the "Claim Body") shall be located, staked, and filed by the Purchaser at the Purchaser's expense, and held in the Purchaser's name.

4. The Purchaser agrees to incur expenses, directly or indirectly, in connection with the location, maintenance, exploration, development or equipping of any one or more of the mining claims that comprise the Claim Body for commercial production, of not less than an aggregate US $200,000.00 within 24 months of Closing. If the Purchaser fails to incur the expenses enumerated above within 24 months of Closing, the Purchaser shall pay an aggregate sum of US $50,000.00 to the Vendor.

5. The Purchaser agrees to pay a 1% gross royalty (the "Royalty") to the Vendor on any revenues derived from the sale of all uranium-vanadium, gold, silver, copper, and rare

earth ores or concentrates produced from the Claim Body, up to an aggregate sum of US $1,000,000.00.

6. The Purchaser and its successors and assigns shall have the right, exercisable at any time, to reduce the Royalty from one percent (1%) to zero percent (0%) by paying to the Vendor the aggregate sum of US $1,000,000.00.

7. Immediately after the Closing, the Vendor shall execute and deliver a quit claim deed or such other documents as the Purchaser may reasonably require transferring 100% of their right, title and interest in and to the Property to the Purchaser subject to the reservation of a royalty, which deed and royalty shall be in the form of the Quitclaim Deed and Reservation of Royalty attached hereto as Appendix B. Purchaser shall record the Quitclaim Deed in the official records of Uinta County immediately after the Closing and shall also file a copy thereof with the Wyoming State Office of the Bureau of Land Management as a Notice of Transfer of Interest not more than 60 days after the Closing.

8. After the Purchaser has located the mining claims that will comprise the Claim Body, and upon request of the Vendor, the Purchaser shall execute and deliver a royalty deed to the Vendor conveying the Royalty interest to the Vendor as set forth in Paragraphs 5 and 6 and in conformance with the Reservation of Royalty contained in Appendix B.

9. The Vendor hereby and at the Closing represents and warrants that:

(a) it is, subject to the paramount rights of the United States, the owners of an undivided 100% legal and beneficial interest in and to the Claims;

(b) the Property is free and clear of any encumbrances, liens or charges and neither they nor any of their predecessors in interest or title have done anything whereby the Claims may be encumbered;

(c) the mining claims that comprise the Property are in good standing under all applicable laws and regulations and all assessment work or claim maintenance fees required by applicable law has been performed and filed and all taxes have been paid;

(d) the mining claims that comprise the Property have been properly located and staked and recorded in compliance with the laws of the jurisdiction in which they are situated, and that there are no disputes over title to the Claims, except that no representation is made related to the existence of discovery of valuable mineral within the Claims;

(e) it has the right to enter into this Purchase and Sale Agreement and to dispose of 100% of their right, title and interest in and to the Claims to the Purchaser; and

(f) to the knowledge of the Vendor there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof or interest therein and, no

person holds any royalty or interest whatsoever in production or profits from the Property or any portion thereof.

The representations and warranties herein shall apply to all assignments, conveyances, transfers and documents delivered in connection with this Purchase and Sale Agreement and there shall be no merger of any representations and warranties in such assignments, conveyances, transfers and documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived. The Purchaser shall have the right to waive any representation and warranty made by the Vendor in the Purchaser's favor without prejudice to any of its recourses with respect to any other breach by the Vendor. All of the representations and warranties contained in this Purchase and Sale Agreement shall survive the Closing of this transaction.

10. Up to and including the Closing, the Vendor shall be responsible for making all payments required to maintain the Claims in good standing including, but not limited to, all rentals, levies, duties, royalties, assessments, fees, taxes or other governmental charges levied with respect to the Claims.

11. The Purchaser agrees to indemnify and save harmless the Vendor from and against all suits, claims, demands, losses and expenses that directly arise from the Purchaser's activities on the Claims. The Vendor hereby reciprocally indemnifies and saves harmless the Purchaser from and against all suits, claims, demands, losses and expenses that directly arise from the Vendor's activities on the Claims.

12. The Vendor represents that all available data (both relating to exploration and the interpretive results of exploration) and sampling relating to the Property in the possession of or controlled by the Vendor has been delivered to the Purchaser. Vendor represents that to the best of its knowledge and belief the data is accurate and the interpretation made in good faith.

13. This Purchase and Sale Agreement will become binding upon its execution by the parties; the parties may enter into a more formal purchase agreement, but until any such formal agreement is signed, the parties will be bound by the terms of this Purchase and Sale Agreement.

14. The parties further agree that:

(a) Each of the parties hereby covenants and agrees to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Purchase and Sale Agreement.

(b) The Purchase and Sale Agreement is subject to the receipt of all requisite regulatory approvals.

(c) The representations, warranties and covenants in this Purchase and Sale Agreement will survive any Closing or advance of funds and, notwithstanding

such Closing or advances, will continue in full force and effect.

(d) Any notice required or permitted to be given or delivery required to be made to any party may be effectively given or delivered if it is delivered personally or by telecopy at the addresses or telephone numbers set out above or to such other address or telephone number as the party entitled to or receiving such notice may notify the other party as provided for herein. Delivery shall be deemed to have been received:

(i) the same day if given by personal service or if transmitted by fax; and

(ii) the fifth business day next following the day of posting if sent by regular post.

(e) This Purchase and Sale Agreement will be governed by and be construed in accordance with the laws of the State of Wyoming and applicable laws of the United States concerning unpatented lode mining claims. Any disputes between the parties shall be settled by arbitration under the terms of the Arbitration Provisions appended hereto as Appendix C.

(f) This Purchase and Sale Agreement will be binding upon and enure to the benefit of the parties hereto and their respective heirs and executors and successors and assigns as the case may be.

(g) This Purchase and Sale Agreement constitutes the entire agreement between the parties and supersedes all prior letters of intent, agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied. The recitals and appendices form a part of and are incorporated by reference into this Purchase and Sale Agreement.

(h) No modification or amendment to this Purchase and Sale Agreement may be made unless agreed to by the parties thereto in writing.

(i) If any provision of this Purchase and Sale Agreement will be deemed invalid or void, in whole or in part, by any court of competent jurisdiction, the remaining terms and provisions will remain in full force and effect.

(j) Time is of the essence.

(k) This Purchase and SAle Agreement may be executed in any number of counterparts with the same effect as if all parties to this Purchase and Sale Agreement had signed the same document and all counterparts will be construed together and will constitute one and the same instrument and any facsimile signature shall be taken as an original.

Dated this 27 day of May, 2011.

**PURCHASER:**

**AMERICAN ENERGY FIELDS, INC.**

By: ______________________
*Authorized Signatory*

**VENDOR:**

**ABSAROKA STONE LLC**

By: ______________________
*Authorized Signatory*